SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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PEERLESS MFG. CO.
(Name of Registrant as Specified In Its Charter)

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PEERLESS MFG. CO.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 15, 2007

The 2007 Annual Meeting of Shareholders of Peerless Mfg. Co. (the “Company”) will be held on November 15, 2007, beginning at 10:00 a.m., Dallas, Texas time, at our corporate offices located at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254 (the “Annual Meeting”). The Annual Meeting will be held for the following purposes:

•	to elect two directors to serve three-year terms until the 2010 Annual Meeting of Shareholders;

•	to consider and take action upon a proposal to approve the Peerless Mfg. Co. 2007 Stock Incentive Plan;

•	to consider and take action upon a proposal to amend the Company’s articles of incorporation increasing the number of authorized shares of common stock;

•	to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2008; and

•	to transact such other business as may properly come before the Annual Meeting.

Information concerning the matters to be voted upon at the Annual Meeting is set forth in the enclosed Proxy Statement. If you were a shareholder at the close of business on October 1, 2007, you are entitled to notice of, and to vote at, the Annual Meeting. Also enclosed is the Company’s Annual Report for fiscal 2007.

You are cordially invited to attend the Annual Meeting in person. However, if you are unable to attend in person, please know that we desire to have maximum representation of our shareholders at the meeting and respectfully request that you complete, sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid self-addressed envelope. We look forward to hearing from you.

By Order of the Board of Directors,

/s/  Henry G. Schopfer
Henry G. Schopfer
Secretary

Dallas, Texas
October [ • ], 2007

YOUR VOTE IS IMPORTANT
Please vote early, even if you plan to attend the Annual Meeting

PROXY STATEMENT
PROPOSAL NO. 1
PROPOSAL NO. 2
PROPOSAL NO. 3
PROPOSAL NO. 4
CORPORATE GOVERNANCE
BOARD MEETINGS, COMMITTEES AND COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS
OTHER MATTERS

Peerless Mfg. Co.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254

PROXY STATEMENT

We are furnishing you with this proxy statement on behalf of our Board of Directors to solicit proxies for the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournment or postponement of the Annual Meeting. On or about October [ • ], 2007, we will begin mailing this proxy statement and accompanying proxy card to each holder of record of our common stock as of the close of business on October 1, 2007. This proxy statement includes information about the matters that will be discussed and voted on at the Annual Meeting and provides you with updated information about the Company.

All holders of record of our common stock at the close of business on October 1, 2007 are entitled to vote on matters presented at the Annual Meeting. Each holder of record on that date is entitled to one vote for each share of common stock held. As of October 1, 2007, there were [ • ] shares of our common stock outstanding. The holders of a majority, or [ • ] shares of our common stock entitled to vote at the Annual Meeting, must be represented at the Annual Meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice of Annual Meeting of Shareholders. Any shareholder present at the Annual Meeting, either in person or by proxy, but who abstains from voting, will be counted for purposes of determining whether a quorum exists. If holders of fewer than [ • ] shares are present at the Annual Meeting, we will adjourn and reschedule the Annual Meeting until a quorum is present.

In addition to voting in person at the Annual Meeting, you may vote by completing the enclosed proxy card. If you do not plan to attend the Annual Meeting in person, please sign, date and return the card in the enclosed postage-paid self-addressed envelope. We encourage you to vote promptly by returning the proxy card even if you plan to attend the Annual Meeting in person. If your shares are held in a brokerage account, you may receive different voting instructions from your broker.

If a shareholder has specified how a proxy is to be voted, it will be voted accordingly. If no specific direction is given on the proxy card, the shares represented by the proxy will be voted:

•	FOR the election of each of the two director nominees;

•	FOR the approval of the Peerless Mfg. Co. 2007 Stock Incentive Plan;

•	FOR the approval of the proposed amendment to the Company’s articles of incorporation increasing the number of authorized shares of common stock;

•	FOR ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2008; and

•	at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

You may change your vote on a proposal at any time before or at the Annual Meeting for any reason. To revoke your proxy before the Annual Meeting, please sign and mail a written notice or a new proxy bearing a date after the date of the proxy being revoked to the Company’s Secretary at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254. You may also change your vote by attending the Annual Meeting and voting in person.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. In the event that a broker does not receive voting instructions for these matters from its customers, a broker may notify us that it lacks voting authority to vote those shares on certain proposals. These broker non-votes refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. These broker non-votes will be included in determining whether a quorum exists. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.

Directors are elected by a plurality of the votes present in person or by proxy entitled to vote, which means that the two nominees who receive the highest number of properly executed votes will be elected as directors. Each share may be voted for each of the nominees, but no share may be voted more than once for any particular nominee. Votes may be cast in favor of, or withheld from, any director nominee. Votes that are withheld from a director nominee, broker non-votes and abstentions will not affect the outcome of the vote.

Approval of the Peerless Mfg. Co. 2007 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote. Abstentions will have the same effect as a vote against this plan. Broker non-votes will have no effect on the outcome of the vote.

Approval of the proposed amendment to our articles of incorporation requires the affirmative vote of two-thirds of the outstanding shares of common stock entitled to vote. Abstentions and broker non-votes will have the same effect as a vote against the amendment to the articles of incorporation.

We will bear the cost of solicitation of proxies, including the cost of preparing, printing and mailing proxy materials, and the cost of reimbursing brokers for forwarding proxies and proxy statements to the beneficial owners of our common stock. Our officers and employees may also solicit proxies by telephone or otherwise, but will not receive additional compensation for these activities. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding the proxy materials to the beneficial owners of our common stock. We may also reimburse them for their reasonable out-of-pocket expenses in connection with these services.

We will announce the voting results at the Annual Meeting and will report the results in our Quarterly Report on Form 10-Q for the quarter ending on December 31, 2007. We will file that report with the SEC by mid-February 2008. You may obtain a copy of this Form 10-Q by contacting our Investor Relations office at (214) 353-5589 or the SEC at (800) SEC-0330 or by visiting the SEC website at www.sec.gov or the “SEC Filings” page of the “Investor Relations” section of our website at www.peerlessmfg.com. The information on our website is not part of this proxy statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors shall not be less than five nor more than ten, as determined from time to time by the Board of Directors. The Board of Directors currently consists of six directors. The Board of Directors is divided into three classes with each class serving three-year terms. The term of one class expires at each annual meeting of shareholders. At the Annual Meeting, two directors will be elected to serve three-year terms expiring at our 2010 Annual Meeting of Shareholders. The director nominees were designated by the Nominating Committee and approved by the Board for submission to the shareholders. The nominees for election are Kenneth R. Hanks and R. Clayton Mulford. Mr. Hanks and Mr. Mulford are currently Class I directors of the Company. Mr. Hanks has served as a director since May 2006 and Mr. Mulford has served as director since January 2002.

Mr. Hanks and Mr. Mulford have agreed to stand for election. However, should either nominee become unable or unwilling to accept nomination or election, the shares of common stock voted for that nominee by proxy will be voted for the election of a substitute nominee designated by the Board. Our Board of Directors has no reason to believe that either Mr. Hanks or Mr. Mulford will be unable or unwilling to serve if elected, and, to the knowledge of the Board of Directors, each intends to serve the entire term for which election is sought.

The Board of Directors recommends a vote “FOR” election of each of the nominees.

Nominees to be elected at this Annual Meeting

Kenneth R. Hanks, age 53, has been a director of the Company since May 2006. Mr. Hanks has served as Chief Financial Officer and Treasurer of SWS Group, Inc., a financial services company, since 2002 and has served as Executive Vice President of SWS Group since 1996. He previously served as Chief Operating Officer of SWS Group from 1998 to 2002. Mr. Hanks also served as Chief Financial Officer of Southwest Securities, Inc., SWS Group’s primary operating subsidiary, from 1996 to 1998 and has been a director of Southwest Securities, Inc. since June 1997. Mr. Hanks also serves as an arbitrator with the Financial Industry Regulatory Authority (FINRA, formerly known as the NASD) and formerly served as a member of the NASD’s District 6 Business Conduct Committee.

R. Clayton Mulford, age 51, has been a director of the Company since January 2002. Since March 2007, Mr. Mulford has served as the chief operating officer of the National Math and Science Initiative, Inc., a non-profit educational foundation. An attorney, Mr. Mulford was a partner in the Dallas office of Jones Day from January 2004 until February 2007. Before he joined Jones Day, Mr. Mulford was a partner and member of the Executive Committee of Hughes & Luce, LLP. Mr. Mulford previously served as lead corporate legal counsel to us for a number of years.

Current Directors Whose Terms Expire at the Annual Meeting in 2008

Howard G. Westerman, Jr., age 54, has been a director of the Company since May 2006. Mr. Westerman has served as Chairman and Chief Executive Officer of J-W Operating Company, an energy development and services company, since 1999. Mr. Westerman has been employed by J-W Operating Company since 1978.

Robert McCashin, age 60, has been a director of the Company since November 2006. Mr. McCashin served as Chairman of Identix, Inc. from 2000 until his retirement in 2004 and as its Chief Executive Officer from 2000 to 2002. Identix designs, develops, manufactures and markets multi- biometric security products. Mr. McCashin was employed by Electronic Data Systems Corporation from 1971 to 1999 where he last served as a Corporate Vice President.

Current Directors Whose Terms Expire at the Annual Meeting in 2009

Sherrill Stone, age 71, has served as Chairman of the Board of the Company since 1993 and as a director of the Company since 1986. Mr. Stone served as our Chief Executive Officer from 1993 to June 2006 and as our President from 1986 through 2002 and from 2003 to June 2006.

Peter J. Burlage, age 43, joined the Company in 1992 and has been a director of the Company since June 2006. Mr. Burlage has served as Chief Executive Officer since June 2006. He served as our Executive Vice President and Chief Operating Officer from October 2005 to June 2006 and as Vice President of our Environmental Systems business from January 2001 to October 2005. Mr. Burlage also served as our SCR Division Manager from 1997 to 2000 and Vice President of Engineering from 2000 to 2001.

PROPOSAL NO. 2

APPROVAL OF THE PEERLESS MFG. CO. 2007 STOCK INCENTIVE PLAN

The Board of Directors has approved and adopted, subject to the approval of the Company’s shareholders at the Annual Meeting, the Peerless Mfg. Co. 2007 Stock Incentive Plan (the “2007 Incentive Plan”). The 2007 Incentive Plan affords the Board of Directors the flexibility to design equity-based compensatory awards that are responsive to the Company’s business needs and authorizes a variety of awards designed to advance the interests and long-term success of the Company.

The 2007 Incentive Plan replaces the Peerless Mfg. Co. 1995 Stock Option and Restricted Stock Plan, as amended (the “1995 Incentive Plan”), and the 2001 Stock Option and Restricted Stock Plan (the “2001 Incentive Plan”). If the 2007 Incentive Plan is approved by the shareholders of the Company, it will become effective on the day following the Annual Meeting, and no further awards will be made under the 1995 Incentive Plan or 2001 Incentive Plan. Outstanding awards under the 1995 Incentive Plan and the 2001 Incentive Plan will continue in effect in accordance with their terms.

The following is a summary of the principal provisions of the 2007 Incentive Plan, a copy of which is attached as Appendix A to this proxy statement.

2007 Incentive Plan Highlights

The 2007 Incentive Plan authorizes the Board of Directors, or a committee of the Board of Directors, to provide equity-based compensation in the form of option rights, restricted stock, restricted stock units, performance shares and performance units for the purpose of providing the Company’s directors, officers and employees incentives and rewards for performance. Some of the key features of the 2007 Incentive Plan are set forth below and are described more fully under the heading “Summary of the 2007 Incentive Plan.”

2007 Incentive Plan Limits.  Total awards under the 2007 Incentive Plan are limited to 900,000 shares of the Company’s common stock, of which no more than 900,000 may be issued in the form of awards other than stock options (after taking into account forfeitures, expirations and cancellations). The 2007 Incentive Plan also limits the aggregate number of stock options that may be granted to any one participant in a calendar year to 100,000. The aggregate number of restricted shares and restricted stock units that specify management objectives (as described below) and performance shares that may be granted to any one participant in a calendar year is limited to 100,000. In addition, no participant may receive performance units in any calendar year having a value in excess of $2,000,000. Any shares remaining available under the 1995 Incentive Plan or the 2001 Incentive Plan will not be added to the shares available under the 2007 Incentive Plan.

No Liberal Recycling Provisions.  The 2007 Incentive Plan provides that, except for awards settled in cash, only shares covered by awards that expire, are cancelled or are forfeited will again be available for issuance under the 2007 Incentive Plan. The following shares will not be added back to the aggregate plan limit: (a) shares tendered in payment of the option price (b) shares withheld by the Company to satisfy any tax withholding obligation, and (c) shares that are repurchased by the Company with option right proceeds.

Minimum Vesting Periods.  The 2007 Incentive Plan provides for the following minimum vesting periods, which may be subject to acceleration in the event of the retirement, death or disability of the participant or a change of control of the Company:

•	Restricted stock and restricted stock units may not vest solely by the passage of time before the first anniversary of the date of grant; provided that the Board may provide that restricted stock granted to non-employee directors may vest before such time.

•	Restricted stock and restricted stock units that vest upon the achievement of management objectives cannot vest sooner than one year from the date of grant.

•	The period of time within which management objectives relating to performance shares and performance units must be achieved will be a minimum of one year.

If the 2007 Incentive Plan is approved by our shareholders, the Board of Directors presently intends to make an annual grant of 2,000 shares of restricted stock (4,000 for Sherrill Stone, the Chairman of the Board) to our non-employee directors. The first grant would occur following the Annual Meeting. Thereafter, the grants would be made at the beginning of each fiscal year. These restricted stock grant to our non-employee directors would vest immediately upon grant.

No Repricing.  Option repricing is prohibited without shareholder approval under the 2007 Incentive Plan.

Other Features

•	The 2007 Incentive Plan also provides that no stock options will be granted with an exercise price less than the fair market value of the Company common stock on the date of grant. Under the 2007 Incentive Plan, the fair market value means the average of the highest and lowest reported sales prices of the Company common stock during normal business hours on the Nasdaq Global Market or other exchange on which the shares are listed. The fair market value of a share of the Company common stock as reported on the Nasdaq Global Market on October [ • ], 2007 was $[ • ] per share.

•	The 2007 Incentive Plan is designed to allow awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”).

•	It is intended that the Board of Directors will delegate administration of the 2007 Incentive Plan to the Compensation Committee of the Board of Directors (consisting of only independent directors).

Summary of the 2007 Incentive Plan

Shares Subject to the 2007 Incentive Plan.  Subject to adjustment as provided in the 2007 Incentive Plan, the number of shares of the Company common stock that may be issued or transferred (a) upon the exercise of option rights, (b) as restricted stock and released from substantial risk of forfeiture, (c) in payment of restricted stock units, (d) in payment of performance shares or performance units that have been earned, or (e) in payment of dividend equivalents paid with respect to awards, will not exceed in the aggregate 900,000 shares of common stock, plus any shares relating to awards that expire, are forfeited or are cancelled under the 2007 Incentive Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Shares covered by an award shall not be counted as used unless and until they are actually issued and delivered to a participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award, any shares that were covered by that award will be available for issue or transfer under the 2007 Incentive Plan. Notwithstanding anything to the contrary: (a) shares tendered in payment of the exercise price of an option right shall not be added to the aggregate plan limit described above, (b) shares withheld by the Company to satisfy any tax withholding obligation shall not be added to the aggregate plan limit described above, and (c) shares that are repurchased by the Company with option right proceeds shall not be added to the aggregate plan limit described above.

The aggregate number of shares of common stock actually issued or transferred by the Company upon the exercise of incentive stock options (“ISOs”) will not exceed 900,000 shares. The number of shares of common stock issued as restricted stock, restricted stock units, performance shares and performance units (taking into account any forfeitures, expirations and cancellations) will not, in the aggregate, exceed 900,000 shares. Further, no participant will be granted option rights, in the aggregate, for more than 100,000 shares of common stock during any calendar year, and no participant will be granted restricted stock or restricted stock units that specify management objectives or performance shares, in the aggregate, for more than 100,000 shares of common stock during any calendar year. In no event shall any participant in any calendar year receive an award of performance units having an aggregate maximum value as of their respective dates of grant in excess of $2,000,000. The foregoing limits are subject to certain adjustments as provided in the 2007 Incentive Plan.

Eligibility.  The following persons may be selected by the Board of Directors to receive benefits under the 2007 Incentive Plan: (a) members of the Board of Directors and (b) officers and employees of the Company and its subsidiaries or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant. The selection of those directors, officers and employees who will receive awards, and the number of shares subject to awards, is entirely within the discretion of the Board of Directors. The current number of directors, officers and employees who are likely to be selected to participate in the 2007 Incentive Plan is approximately 36.

Option Rights.  Option rights may be granted that entitle the optionee to purchase shares of common stock at a price not less than the fair market value per share on the date of grant. The option price is payable (a) in cash, (b) by the transfer to the Company of shares of common stock owned by the optionee having a value at the time of exercise equal to the option price, (c) by a combination of such payment methods, or (d) by such other methods as may be approved by the Board of Directors. To the extent permitted by law, any grant of an option right may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares to which the exercise relates.

Option rights may be any of the following: (a) options (including ISOs) intended to qualify under particular provisions of the Code, (b) options not intended to so qualify, or (c) a combination of the foregoing.

No option right may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with the Company that is necessary before the option rights will become exercisable. A grant of option rights may provide for the earlier vesting of such option rights in the event of retirement, death or disability of the participant or a change of control of the Company. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. Any grant of option rights may specify management objectives that must be achieved as a condition to exercising such rights. Before the exercise of such rights, the Board of Directors must determine that the management objectives have been satisfied. Option rights will be subject to an evidence of award containing such terms and provisions, consistent with the 2007 Incentive Plan, as the Board of Directors may approve.

Restricted Stock.  A grant of restricted stock constitutes the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, but subject to a substantial risk of forfeiture and restrictions on transfer as described below. Such grant or sale may be made without additional consideration or in consideration of a payment by the participant that is less than current fair market value of common stock.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for at least one year, as the Board of Directors may determine at the date of grant. To enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors for the applicable period. The Board of Directors may provide for a shorter period during which the forfeiture provisions are to apply (a) with respect to shares of restricted stock granted to non-employee directors, (b) in the event of retirement, death or disability of the participant, or (c) in the event of a change of control of the Company.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of restricted stock provides for management objectives, the restrictions cannot lapse sooner than one year from the date of grant, but may provide for earlier lapse in the event of the retirement, death or disability of the participant or the change of control of the Company. Any such grant may also specify in respect of such management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the management objectives. Before termination or early termination of the restrictions, the Board of Directors must determine that the management objectives have been satisfied. Any grant or sale of restricted stock may require that any dividends or other distributions paid thereon during the period of the restrictions be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award. Restricted stock will be subject to an evidence of award containing such terms and provisions, consistent with the 2007 Incentive Plan, as the Board of Directors may approve.

Restricted Stock Units.  A grant of restricted stock units constitutes an agreement by the Company to deliver shares of common stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (including management objectives) during the restriction period as the Board of Directors may specify. Awards of restricted stock units may be made without additional consideration or in consideration of a payment by such participant that is less than the fair market value per share at the date of grant. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote such restricted stock units, but the Board of Directors may, at the date of grant, authorize the payment of dividend equivalents on such restricted stock units on either a current or deferred or contingent basis, either in cash or in additional shares of common stock. Each grant or sale will specify the time and manner of payment of restricted stock units that have been earned. Any grant or sale may specify that the amount payable may be paid in cash, in shares of common stock or in any combination thereof and may either grant to the participant or retain in the Board of Directors the right to elect among those alternatives.

Restricted stock units must be subject to a restriction period of at least one year if such restriction period lapses only by the passage of time, as determined by the Board of Directors at the date of grant. The Board of Directors may provide for a shorter restriction period in the event of retirement, death or disability of the participant or a change of control of the Company. Any grant of restricted stock units may specify management objectives that, if achieved, will result in termination or early termination of the restriction period. If the grant of restricted stock units provides for management objectives, the restriction period cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse in the event of retirement, death or disability of the participant or a change of control of the Company.

Any such grant may also specify in respect of such management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock units on which the restriction period will terminate if performance is at or above the minimum level, but below full achievement of the management objectives. Before the termination or early termination of the restrictions applicable to such restricted stock units, the Board of Directors must determine that the management objectives have been satisfied. Restricted stock units will be subject to an evidence of award containing such terms and provisions, consistent with the 2007 Incentive Plan, as the Board of Directors may approve.

Performance Shares and Performance Units.  A performance share is the equivalent of one share of common stock and a performance unit is the equivalent of $1.00 or such other value as determined by the Board of Directors. The participant will be given one or more management objectives to meet within a specified performance period. Each grant may also specify management objectives level or levels. The specified performance period will be a period of time not less than one year, except in the case of retirement, death or disability of the participant or a change of control of the Company, if the Board of Directors shall so determine. If by the end of the performance period, the participant has achieved the management objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not fully achieved the management objectives, but has attained or exceeded the predetermined level or levels of acceptable achievement, the participant will be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. Before such awards will be earned and paid, the Board of Directors must determine that the management objectives have been satisfied.

To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Board of Directors. Any grant may specify that the amount payable may be paid in cash, shares of common stock or any combination thereof and may either grant to the participant or retain in the Board of Directors the right to elect among those alternatives. The grant may provide for the payment of dividend equivalents in cash or in shares of common stock on a current, deferred or contingent basis. Performance shares and performance units will be subject to an evidence of award containing such terms and provisions, consistent with the 2007 Incentive Plan, as the Board of Directors may approve.

Management Objectives.  The 2007 Incentive Plan requires that the Board of Directors establish “management objectives” for purposes of performance shares and performance units. When so determined by the Board of Directors, option rights, restricted stock or restricted stock units may also specify management objectives. Management objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within the Company or a subsidiary in which the participant is employed. The management objectives may also relate to the performance of other companies. Management objectives applicable to any award to a participant who is, or is determined by the Board of Directors likely to become, a “covered employee” within the meaning of Section 162(m) of the Code, will be limited to specified levels of or growth in: (a) appreciation in value of shares, (b) total shareholder return, (c) earnings per share, (d) operating income, (e) net income, (f) pretax earnings, (g) earnings before interest, taxes, depreciation and amortization, (h) pro forma net income, (i) return on equity, (j) return on designated assets, (k) return on capital, (l) economic value added, (m) revenues, (n) expenses, (o) operating profit margin, (p) operating cash flow, (q) free cash flow, (r) cash flow return on investment, (s) operating margin or net profit margin, or (t) any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board of Directors, including, but not limited to, the Standard & Poor’s 500 Stock Index.

If the Board of Directors determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Board of Directors may in its discretion modify such management objectives or the level or levels of achievement, in whole or in part, as the Board of Directors deems appropriate and equitable, except in the case of a “covered employee” where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Board of Directors may not make any modification of the management objectives or acceptable level or levels of achievement with respect to such “covered employee.”

Administration.  The 2007 Incentive Plan is to be administered by the Board of Directors, except that the Board of Directors has the authority to delegate any or all of its powers to the Compensation Committee of the Board of Directors or another committee of the Board of Directors (or a subcommittee thereof). The Board of Directors is authorized to interpret the 2007 Incentive Plan and related agreements and other documents. To the extent permitted by Texas law, the Board of Directors may delegate to one or more officers of the Company the authority to grant and determine the terms and conditions of awards granted under the 2007 Incentive Plan. However, such delegation will not be permitted with respect to awards to any executive officer or any person subject to Section 162(m) of the Code.

Adjustments.  The number or kind of shares covered by outstanding awards under the 2007 Incentive Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board of Directors, in its discretion, may provide in substitution for any or all outstanding awards under the 2007 Incentive Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board of Directors shall also make or provide for such adjustments in the number of shares available under the 2007 Incentive Plan and the other limitations contained in the 2007 Incentive Plan as the Board of Directors may determine appropriate to reflect any transaction or event described above.

Transferability.  No option right granted under the 2007 Incentive Plan is transferable by a participant, except upon death, by will or by the laws of descent and distribution. Except as otherwise determined by the Board of Directors, option rights are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.

The Board of Directors may specify at the date of grant that part or all of the shares of common stock that are (a) to be issued or transferred by the Company upon exercise of option rights, upon termination of the restriction period applicable to restricted stock units or upon payment under any grant of performance shares or performance units or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer with respect to restricted stock, will be subject to further restrictions on transfer.

Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2007 Incentive Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board of Directors) may include relinquishment of a portion of such benefit.

Compliance with Section 409A of the Code.  The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the 2007 Incentive Plan. To the extent applicable, it is intended that the 2007 Incentive Plan and any grants made under the 2007 Incentive Plan comply with the provisions of Section 409A of the Code. The 2007 Incentive Plan and any grants made under the 2007 Incentive Plan will be administered in a manner consistent with this intent, and may be amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of the participants). Any reference to Section 409A will also include any regulations or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Effective Date.  The 2007 Incentive Plan will be effective the date immediately following the date it is approved by shareholders.

Amendments.  The Board of Directors may amend the 2007 Incentive Plan from time to time without further approval by the Company’s shareholders, except if an amendment (a) would materially increase the benefits accruing to participants, (b) would materially increase the number of securities which may be issued under the 2007 Incentive Plan, (c) would materially modify the requirements for participation in the 2007 Incentive Plan, or (d) must otherwise be approved by the shareholders in order to comply with applicable law or the rules and regulations of the Nasdaq Stock Market. In addition, except for certain adjustments described above, the Board of Directors will not, without further approval of the shareholders, authorize the amendment of any outstanding option right to reduce the option price, or cancel any option right and replace it with an award having a lower option price.

The Board of Directors may, in its sole discretion, accelerate the time at which an option right or other award may be exercised or the time at which a substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when a restriction period will end or the time at which performance shares or performance units will be deemed to have been fully earned or the time when a transfer restriction will terminate and may waive any other limitation or requirement under any such award.

Subject to the prohibition on option repricing described above, the Board of Directors may amend the terms of any award granted under the 2007 Incentive Plan prospectively or retroactively, except in the case of a “covered employee” where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board of Directors will not make any modification of the management objectives or the level or levels of achievement with respect to such “covered employee.” Subject to adjustments (as described above), no such amendment shall impair the rights of any participant without his or her consent. The Board of Directors may, in its discretion, terminate the 2007 Incentive Plan at any time. Termination of the 2007 Incentive Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

Term of the 2007 Incentive Plan.  No grant will be made under the 2007 Incentive Plan more than 10 years after the date on which the 2007 Incentive Plan is first approved by the Company’s shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2007 Incentive Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2007 Incentive Plan based on federal income tax laws in effect on January 1, 2007. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-qualified Option Rights.  In general, (a) no income will be recognized by an optionee at the time a non-qualified option right is granted, (b) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and (c) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights.  No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If no disqualifying disposition of the shares issued on exercise of an ISO is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units.  No income generally will be recognized upon the award of restricted stock units. Any subsequent transfer of unrestricted shares of common stock or cash in satisfaction of such award will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the fair market value of the unrestricted shares of common stock received over the amount paid, if any, by the participant.

Performance Shares and Performance Units.  No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Tax Consequences to the Company.  To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

New Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2007 Incentive Plan because the grant and actual pay-out of awards are discretionary.

The Board of Directors recommends a vote “FOR” approval of the
Peerless Mfg. Co. 2007 Stock Incentive Plan.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

Currently, our Articles of Incorporation authorize the issuance of 10,000,000 shares of common stock. In September 2007, the Board of Directors adopted a proposal to amend our Articles of Incorporation to increase the number of shares of common stock that we are authorized to issue from 10,000,000 shares to 25,000,000 shares, subject to shareholder approval. The Board of Directors has declared the proposed amendment to be advisable and in the best interests of the Company and the shareholders, and has submitted the proposed amendment to be voted on by the shareholders at the Annual Meeting.

Proposed Amendment

On October [ • ], 2007, [ • ] shares were outstanding and [ • ] shares were held as treasury stock. Additionally, [ • ] shares were reserved for future issuance in connection with our obligations to issue shares of common stock in connection with outstanding options granted under our incentive plans and [ • ] shares were reserved for issuance under our rights plan. Based upon these issued and reserved shares of common stock, we had [ • ] shares remaining available for other purposes. We propose to amend our Articles of Incorporation so that Article Six of our Articles of Incorporation reads in its entirety as follows:

“The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-five million (25,000,000) consisting of 25,000,000 shares of Common Stock of par value of One Dollar ($1.00) per share.”

Purpose and Effect of Proposed Amendment

We believe that the availability of additional authorized but unissued shares will provide us with the flexibility to issue additional shares of our common stock for a variety of corporate purposes, including current or future incentive plans, future offerings of common stock, or in connection with acquisitions. Additional authorized but unissued common stock would also permit the Company to approve future stock splits in the form of a stock dividend, as was effected by the Company in June 2007. We believe that we will benefit by having the additional shares available for such purposes without delay. We do not, however, have any current plans or commitments with respect to the issuance of any of the additional shares of common stock.

If the proposed amendment is adopted by the shareholders, the additional shares generally will be available for issuance from time to time by the Board of Directors without further action by the shareholders. Shareholder approval of these issuances may be required by applicable law or stock exchange regulations, but in most instances the Board of Directors will have the authority to issue or reserve for issuance additional shares of common stock without the approval of the shareholders.

In addition, our shareholders do not have preemptive rights with respect to our common stock. Thus, should the Board of Directors elect to issue additional shares of our common stock, existing shareholders would not have any preferential rights to purchase the shares. If the Board of Directors elects to issue additional shares of our common stock, the issuance could have a dilutive effect on the earnings per share, book value per share, voting power and interest of current shareholders.

The proposal could have an anti-takeover effect, although that is not the intent in seeking approval of the amendment to our Articles of Incorporation. For example, if we were the subject of an unsolicited tender offer or other acquisition proposal, we could seek to impede the unsolicited offer by issuing shares of our common stock, which would dilute the voting power of the other outstanding shares and increase the potential cost of the acquisition proposal. The availability of this defensive strategy could discourage unsolicited takeover attempts, which would limit the opportunity for shareholders to realize a higher price for their shares than is generally available in the public markets. In addition, there are currently [ • ] shares of our common stock reserved for issuance under the terms of the Company’s stockholder rights plan. This plan is designed to encourage potential acquirers to seek and obtain the approval of our Board of Directors prior to effecting certain types of acquisition transactions. We are not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be used as an anti-takeover device.

If the proposed amendment is adopted, it will become effective upon the filing of articles of amendment to our Articles of Incorporation with the Secretary of State of the State of Texas. Although under Texas law the Board of Directors retains discretion to not implement the proposed amendment even if the shareholders approve the proposed amendment, the Board of Directors presently intends to promptly file the articles of amendment to the Articles of Incorporation if the shareholders approve this proposal.

The Board of Directors recommends a vote “FOR” approval of the amendment to our
Articles of Incorporation.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP served as the Company’s independent registered public accounting firm for fiscal 2007 and has reported on our financial statements. The Audit Committee of the Board of Directors has selected Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2008. The Board of Directors is asking shareholders to ratify this selection. Although SEC regulations and the Nasdaq listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of an independent registered public accounting firm to be an important matter to shareholders and considers a proposal for shareholders to ratify such appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board of Directors on a key corporate governance issue.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the
Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE

General

The Company has established corporate governance practices designed to serve the best interests of the Company and its shareholders. In this regard, the Company has, among other things, adopted:

•	a corporate code of conduct applicable to all of the Company’s directors, officers and employees;

•	a policy for the treatment of complaints regarding accounting matters, internal accounting controls or auditing matters;

•	a policy regarding shareholder communications with the Board of Directors, Board committees and individual directors;

•	a policy regarding director nominations;

•	a policy regarding director candidate recommendations by shareholders; and

•	written charters for its Audit Committee, Compensation Committee and Nominating Committee.

The Company’s corporate code of conduct, various policies and committee charters are available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s website at www.peerlessmfg.com. Copies of these documents are also available upon written request to the Company’s Secretary. The Company will post information regarding any amendments to, or waivers of, any provisions of its corporate code of conduct on the “Corporate Governance” page of the “Investor Relations” section of its website.

The Company will continue to review and modify its policies and procedures to ensure compliance with developing standards in the corporate governance area.

Director Independence

As part of the Company’s corporate governance practices, the Board of Directors has established a policy requiring a majority of the members of the Board of Directors to be independent. The Board of Directors has determined that each of Mr. Hanks, Mr. McCashin, Mr. Mulford and Mr. Westerman is independent of the Company and its management within the meaning of the Nasdaq listing requirements.

Board Composition and Director Qualifications

The Nominating Committee of the Board of Directors periodically assesses the appropriate size and composition of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated or otherwise arise, the Nominating Committee will review and assess potential candidates. The Nominating Committee uses various methods for identifying candidates for director. Candidates may be recommended by Board members, management, shareholders or professional search firms. Generally, director candidates should:

•	have exemplary character and integrity and be willing to work constructively with others;

•	have sufficient time to devote to Board meetings and consultation on Board matters;

•	be free of conflicts of interest that violate applicable law or interfere with director performance;

•	have the capacity and desire to represent the interests of our shareholders as a whole;

•	have a reputation in a particular field or area of expertise;

•	have current knowledge, experience or contacts in the markets in which the Company does business and in the Company’s industry and other industries relevant to the Company’s business;

•	have the ability to contribute to the mix of skills, core competencies and qualifications of the Board of Directors through expertise in one or more of the following areas: accounting and finance, mergers and acquisitions, marketing, management, law, academia, strategic planning, technology, investor relations, executive leadership development and executive compensation;

•	be accomplished in their respective fields with superior credentials and recognition;

•	have prior experience in service as a senior officer, director or trusted advisor to senior management of a publicly held company or a company similarly situated to the Company; and

•	have knowledge of the critical aspects of the Company’s business and operations.

The director qualifications described above are general in nature and are intended to provide a flexible guideline for the effective functioning of the Company’s director nomination process. These qualifications may be modified or amended from time to time by the Board of Directors as it deems appropriate. The Nominating Committee will identify nominees based upon recommendations by members of the committee or other Board members, members of the Company’s management, or by shareholders of the Company, as discussed below.

Director Candidate Recommendations by Shareholders

In addition to recommendations from Board members, management or professional search firms, the Nominating Committee will consider director candidates submitted for consideration by shareholders. The Nominating Committee will evaluate any director candidates recommended by a shareholder according to the same criteria as a candidate identified by the Nominating Committee. Shareholders must submit their director recommendations to the Nominating Committee in care of the Company’s Chairman of the Board in writing not less than 120 calendar days prior to the first anniversary of the date on which the Company first mailed its proxy materials to shareholders for the prior year’s annual meeting of shareholders. Shareholder nominations must be delivered to:

Peerless Mfg. Co.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
Attn: Chairman of the Board
Director Candidate Submission

Director candidate nominations submitted by shareholders must include the following information:

•	the name and address of the recommending shareholder;

•	the number of shares of Company common stock beneficially owned by the recommending shareholder and the dates the shares were purchased;

•	the name, age, business address and residence of the candidate;

•	the principal occupation or employment of the candidate for the past five years;

•	a description of the candidate’s qualifications to serve as a director, including financial expertise and why the candidate does or does not qualify as “independent” under Nasdaq listing requirements;

•	the number of shares of Company common stock beneficially owned by the candidate; and

•	a description of any arrangements or understandings between the recommending shareholder and the candidate or any other person pursuant to which the recommending shareholder is making the recommendation.

In addition, the recommending shareholder and the candidate must submit a signed statement agreeing and acknowledging that:

•	the candidate consents to being a director candidate and, if nominated and elected, will serve as a director representing the Company and its shareholders in accordance with the Company’s Articles of Incorporation, Bylaws, corporate governance codes and policies and other applicable laws;

•	the candidate, if elected, will comply with the Company’s policies and procedures and all rules and regulations applicable to the Board of Directors or individual directors; and

•	the recommending shareholder and the candidate will promptly provide any additional information requested by the Nominating Committee and/or the Board of Directors to assist in the evaluation of the candidate including, without limitation, a completed and signed Questionnaire for Directors and Officers on the Company’s standard form and an interview with the Nominating Committee.

Communications with the Board

Shareholders may communicate with the Board of Directors, any committee of the Board, the independent or non-management directors, each as a group, or with any individual director by submitting communications in writing to the Company’s Chairman of the Board. All communications must identify the author and state that the author is a shareholder of the Company. Shareholder communications should be mailed to the following address in an envelope that clearly indicates the intended recipients:

Peerless Mfg. Co.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
Attn: Chairman of the Board
Shareholder Communication

BOARD MEETINGS, COMMITTEES AND COMPENSATION

Board Meetings

Our business is managed under the direction of our Board of Directors. Our Board of Directors meets during the year to review significant developments and to act on matters requiring Board approval. Our Board of Directors met eight times during fiscal 2007. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served. We have not adopted a formal policy on director attendance at Board or shareholder meetings because the Board of Directors believes that high standards of director attendance, preparedness and active participation have been encouraged and adhered to by the current Board of Directors. The Board of Directors will continue to monitor director attendance and will formally adopt a policy if it deems appropriate. All of our directors then serving as directors attended the 2006 Annual Meeting of Shareholders.

Board Committees

Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee. The independent members of the Board of Directors, as a whole, perform the functions customarily attributed to a corporate governance committee. Committee members are appointed annually by the Board of Directors and serve until their successors are appointed and qualified or until their earlier resignation or removal.

Audit Committee.  The Audit Committee presently consists of Mr. Hanks (Chair), Mr. McCashin and Mr. Westerman. Mr. McCashin was appointed to the Audit Committee in November 2006. The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. The responsibilities and duties of the Audit Committee include:

•	appointing, terminating, compensating and overseeing the work of the Company’s independent registered public accounting firm;

•	pre-approving all audit, review and permitted non-audit services provided by the Company’s independent registered public accounting firm;

•	evaluating the independence of the Company’s independent registered public accounting firm;

•	reviewing external and internal audit reports and management’s responses thereto;

•	overseeing the integrity of the audit process, financial reporting process, system of internal accounting controls and financial statements of the Company;

•	reviewing annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC;

•	reviewing and discussing with management the Company’s earnings releases;

•	providing the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting and internal control matters of the Company;

•	overseeing the receipt, investigation, resolution, and retention of all complaints submitted under the Company’s “whistleblower” policy;

•	preparing the Audit Committee report to be included in our annual proxy statement; and

•	reviewing the adequacy of the Audit Committee charter on an annual basis.

The Audit Committee met seven times in fiscal 2007. Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board of Directors has determined that all of the members of the Audit Committee are “independent” as defined in the Nasdaq listing standards. The Board of Directors has also determined that Kenneth R. Hanks meets the requirements of an “audit committee financial expert” as defined by the rules of the SEC. In addition, the Board of Directors has determined that all of the members of the Audit Committee satisfy the SEC requirements relating to independence of audit committee members.

Compensation Committee.  The Compensation Committee presently consists of Mr. Mulford (Chair), Mr. Hanks, Mr. McCashin and Mr. Westerman. Mr. McCashin was appointed to the Compensation Committee in November 2006. The Compensation Committee establishes, administers and reviews the Company’s policies, programs and procedures for compensating our executive officers and Board members. The responsibilities and duties of the Compensation Committee include:

•	determining the compensation for the Company’s executive officers, including our Chief Executive Officer;

•	assisting in developing and reviewing the annual performance goals and objectives of our executive officers, including our Chief Executive Officer;

•	assessing the adequacy and competitiveness of our executive compensation program;

•	administering our incentive compensation program and other equity-based compensation plans;

•	reviewing and recommending compensation for our outside directors;

•	preparing the Compensation Committee report to be included in our annual proxy statement; and

•	reviewing the adequacy of the Compensation Committee charter on an annual basis.

The Compensation Committee met three times in fiscal 2007. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” under the Nasdaq listing requirements.

Nominating Committee.  The Nominating Committee presently consists of Mr. Mulford (Chair), Mr. Hanks, Mr. McCashin and Mr. Westerman. Mr. McCashin was appointed to the Nominating Committee in November 2006. The responsibilities and duties of the Nominating Committee include:

•	assisting the Board of Directors in developing qualifications for Board membership;

•	identifying qualified candidates for Board membership;

•	assessing the size and composition of the Board of Directors and its committees and identifying qualities, skills and areas of expertise that will help strengthen and balance the Board of Directors;

•	assisting the Board of Directors in establishing policies and procedures for submission of director candidates by shareholders;

•	assisting the Board of Directors in determining membership on Board committees;

•	assisting the Board of Directors with performance evaluations of the Board of Directors and its committees and, upon request of the Board, our executive officers; and

•	reviewing the adequacy of the Nominating Committee charter on an annual basis.

The Nominating Committee met one time in fiscal 2007. The Board of Directors has determined that each of the members of the Nominating Committee is “independent” under the Nasdaq listing requirements.

Director Compensation

Cash Compensation.  For fiscal 2007, non-employee directors, other than Mr. Stone who was compensated as described below, received a cash retainer of $7,500, plus $1,000 for each Board meeting and committee meeting attended. Non-employee committee chairmen were paid an additional $500 for each committee meeting attended.

Stock-Based Compensation.  The Company granted options to purchase 2,000 shares of its common stock (as adjusted for our two-for-one stock split in June 2007) to each non-employee director, other than Mr. Stone, on November 16, 2006, the date of the 2006 Annual Meeting of Shareholders. The exercise price of these options was $11.90, the closing price of our common stock on the date of grant, as adjusted for the stock split. All of these options were immediately vested on the date of grant.

Other Arrangements.  In connection with Mr. Stone’s retirement as Chief Executive Officer and President, the Company entered into a one-year consulting agreement with Mr. Stone on June 29, 2006. Pursuant to the consulting agreement, Mr. Stone provided consulting services to the Company during fiscal 2007 and received compensation of $150,000 for, among other things, Mr. Stone’s services to the Company as a director during fiscal 2007. Mr. Stone did not receive any other consideration from the Company for his service as a director during fiscal 2007.

The following table sets forth certain information regarding the compensation of our non-employee directors for the fiscal year ended June 30, 2007. Mr. Burlage did not receive compensation during fiscal 2007 for serving on the Board of Directors.

	Director Compensation
	Fees Earned or	Option	All Other
Name	Paid in Cash(1)	Awards(2)	Compensation		Total

Sherrill Stone	$—	$—	$150,000	(4)	$150,000
Kenneth R. Hanks	29,000	10,890	—		39,890
Robert McCashin	17,750	—	—		17,750
R. Clayton Mulford	28,375	10,890	—		39,265
Howard G. Westerman	26,500	10,890	—		37,390
Joseph V. Mariner(3)	9,750	10,890	—		20,640
Bernard S. Lee(3)	10,750	10,890	—		21,640

(1)	Represents the annual cash retainer for non-employee directors of $7,500, plus $1,000 for each Board meeting and committee meeting attended. Non-employee committee chairmen were paid an additional $500 for each committee meeting attended.

(2)	On November 16, 2006, each non-employee director, other than Messrs. Stone and McCashin, was granted options to purchase 2,000 shares of common stock (as adjusted for our stock split). Pursuant to Mr. Stone’s consulting agreement, the compensation of $150,000 pursuant to his consulting agreement with the Company was, among other things, compensation for Mr. Stone’s services to the Company as a director during fiscal 2007. Mr. McCashin was appointed to the Board of Directors on November 16, 2006 after the grant of options and thus did not receive any such compensation. The grant date fair value of these options, calculated in accordance with FAS 123R, was $5.445 per option. The amounts shown represent the expense recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note L to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2007 for information regarding the assumptions made in determining these values.

(3)	Messrs. Mariner and Lee each retired from our Board of Directors in November 2006 following the 2006 Annual Meeting of Shareholders.

(4)	Represents amount paid under a consulting agreement approved in connection with Mr. Stone’s retirement as our President and Chief Executive Officer in June 2006.

Changes in Director Compensation.  During 2007, the Compensation Committee engaged a compensation consulting firm to, among other things, assist the Compensation Committee and the Board of Directors in evaluating the compensation received by our directors for service as members of the Board and its Committees. Based on that review, and in recognition of the additional responsibilities and time commitment required of the directors of public companies resulting from the corporate governance reforms required by the Sarbanes Oxley Act of 2002 and related SEC rules and regulations, in July 2007 the Board of Directors approved changes to director compensation described below.

Beginning in fiscal 2008, non-employee directors will receive an annual fee of $25,000 ($50,000 for Mr. Stone, the Chairman of the Board). The fee payable to non-employee directors for attending each Board meeting and Committee meeting will increase from $1,000 to $1,500. Non-employee committee chairmen will no longer receive additional fees for attending committee meetings but instead will receive a cash retainer of $5,000. Additionally, and subject to the approval by our shareholders of the Peerless Mfg. Co. 2007 Stock Incentive Plan, the Board of Directors intends to grant to each non-employee director 2,000 shares of restricted stock (4,000 for Mr. Stone) following the Annual Meeting. As part of the compensation payable to our directors, the Board of Directors presently intends to make an annual grant of 2,000 shares of restricted stock to our non-employee directors (4,000 for Mr. Stone) at the beginning of each fiscal year. For fiscal 2008, the grant would be made promptly after the Annual Meeting. The Board of Directors anticipates that these shares of restricted stock will be vested immediately upon grant pursuant to the anticipated terms of the applicable award agreements.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives

Our compensation program is intended to attract, retain, and motivate the key people necessary to lead our Company to achieve increased shareholder value over the long term and reflects the Compensation Committee’s belief that executive compensation should seek to align the interests of the Company’s executives and key employees with those of our shareholders. Our compensation program is also designed to differentiate compensation based upon individual contributions and performance.

In setting compensation, the Compensation Committee seeks to provide a competitive package to our executives to ensure that our compensation practices do not put the Company at a competitive disadvantage in retaining and attracting executives, within a cost structure appropriate for our Company.

Compensation Committee

Our compensation program for executives is designed and administered under the direction of our Compensation Committee, which is comprised of four independent directors. For additional information regarding our Compensation Committee, its authority and responsibilities, see “Board Meetings, Committees and Compensation — Board Committees — Compensation Committee” on page 17 of this proxy statement.

During fiscal 2007, the Compensation Committee undertook a comprehensive review of the Company’s executive compensation programs, and compared those programs with those of a group of other publicly traded companies which are engaged in similar or related industries and which have relatively similar revenues. At the direction and with the approval of the Compensation Committee, the Company retained Strategic Apex Group, an independent compensation consulting firm, to assist the Compensation Committee. The engagement of Strategic Apex Group was based, in part, on prior consulting services performed by this firm for the Company and its familiarity with the Company and its compensation programs. Based in part on the recommendations of Strategic Apex Group, the Compensation Committee made changes to the Company’s compensation programs for fiscal 2008, which are described below.

Executive Compensation Programs and Policies

The components of our executive compensation program provide for a combination of fixed and variable compensation. As described in more detail below, these components are:

•	base salary;

•	annual incentive compensation;

•	long-term equity incentive compensation;

•	broad-based employee benefits; and

•	severance benefits and limited other perquisites.

Base Salary.  The base salary for each of our executive officers is paid in cash and represents the guaranteed or fixed portion of their total compensation. The base salary for each of our executive officers is determined annually by the Compensation Committee. Base salaries are determined on the basis of management responsibilities, level of experience and tenure with our Company. In setting base salaries for the executive officers, the Compensation Committee also seeks to provide a reasonable level of fixed compensation that we believe is competitive with base salaries for comparable positions at similarly situated public companies. At the request of the Compensation Committee, Peter J. Burlage, our President and Chief Executive Officer, makes annual recommendations with respect to changes in base salary for our executive officers, other than himself, as well as for other members of senior management. However, none of our executive officers participate in the Compensation Committee’s decisions regarding the base salaries of any executive officer.

Annual Incentive Compensation.  The Compensation Committee believes annual incentive compensation should be a key element of the total compensation of each executive officer. The Compensation Committee also believes that placing a portion of executive compensation at risk each year, subject to the results of Company and individual performance, appropriately motivates executives to achieve the Company’s financial and other objectives, thereby enhancing shareholder value. As an executive progresses to greater levels of responsibility within the Company, the Compensation Committee believes that the annual incentive award should represent an increasing portion of potential annual compensation.

The Company maintains an annual incentive plan for the Company’s executive officers and other key employees. This plan is administered by the Compensation Committee. Awards under this plan are paid annually, in the form of a cash bonus, following the completion of the audit of the Company’s financial statements for the preceding fiscal year.

Under the plan in effect for fiscal 2007 and prior years, the Compensation Committee established a bonus pool based on the amount by which the Company’s before-tax profit for a fiscal year exceeded an 8% after-tax return on the Company’s consolidated net equity at the beginning of the fiscal year, less profits realized from the sale of property or other assets. This amount is the available “bonusable profit” for a fiscal year, which is used in determining the bonus pool under the plan.

The bonus pool under the plan is determined based on the dollar amount of “bonusable profit” equal to:

•	10% of the first $800,000 of “bonusable profit;” plus

•	15% of the next $700,000 of “bonusable profit;” plus

•	20% of “bonusable profit” in excess of $1,500,000.

At the Compensation Committee’s request, Peter J. Burlage, our President and Chief Executive Officer, makes initial recommendations regarding the executives and other key employees who will participate in the plan and the percentage allocation of the bonus pool. However, none of our executive officers participate in the Compensation Committee’s decisions relating to allocation of the bonus pool.

The bonus pool is allocated to the participants in the plan based on percentages recommended by the Compensation Committee, subject to the approval of the Board of Directors. A determination of which executive officers and other key employees are eligible to participate in the plan, and their respective percentage share of the bonus pool, is made annually by the Compensation Committee. In determining the percentage of the bonus pool for each of the executive officers, the Compensation Committee considers the responsibilities of each participant in the incentive plan and his or her contribution to the overall success of the Company.

The maximum permitted bonus to any participant under the plan is an amount equal to 90% of the participant’s annual base salary. Unless otherwise provided in an executive officer’s employment agreement, bonuses are not pro-rated should the participant leave the Company prior to June 30, which is the last day of our fiscal year.

The Compensation Committee has not adopted a formal policy regarding recovery of incentive awards for fiscal years for which financial results are later restated. While not anticipated, the Compensation Committee would expect to consider any restatement in establishing incentive and other compensation awards for executives in future periods.

Long-Term Equity Incentive Compensation.  Our equity incentive plans are designed to provide incentive compensation to executive officers and other key employees, principally in the form of stock options and restricted stock grants. These awards are designed to align the interests of management with those of our shareholders and are intended as a long-term incentive for future performance. These plans are administered by the Compensation Committee.

The Company has historically used a mix of stock options and restricted stock grants under our equity incentive plans. Options granted to executive officers under our equity incentive plans typically vest ratably over four years beginning on the first anniversary of the grant date. Options granted under our equity incentive plans are required to have an exercise price of not less than the fair market value of our common stock on the grant date. All option grants that have been awarded under our equity incentive plans are “non-qualified” stock options, providing us with the ability to realize tax benefits upon the exercise of these awards. Restricted stock issued by the Company under our equity incentive plans vests ratably over four years beginning on the first anniversary of the award date. The Compensation Committee views these awards as a means to encourage management retention as these awards both vest over a period of time and provide a form of compensation that is competitive with that offered by similarly situated public companies.

When making equity-based incentive awards, the Compensation Committee takes into consideration the dates on which the Company expects to make public announcements regarding earnings, as well as other events or circumstances that have not been publicly announced that may be deemed material to the Company, our shareholders and other investors.

The Compensation Committee intends to make compensation decisions so that our executive officers receive a total compensation package that is competitive and has a component that is at risk. The increase in the value of equity awards is directly linked to an increase in shareholder return, subject to continued employment by our executives with respect to unvested equity awards. The Compensation Committee believes, as a general matter, that this positive result should not negatively impact future compensation decisions.

As of October [ • ], 2007, there are 131,556 shares of common stock available for future awards under the Company’s existing equity incentive plans. The Compensation Committee believes that this number of available shares is not adequate to meet the objectives of our long-term equity compensation program for executives and other key employees. As a result, the Board of Directors has approved the Peerless Mfg. Co. 2007 Stock Incentive Plan and has recommended that the Company’s shareholders approve this plan at the Annual Meeting. See “Proposal No. 2 Approval of the Peerless Mfg. Co. 2007 Stock Incentive Plan” on page 4 of this proxy statement for a description of the proposed plan. If the new plan is not approved, the Company will be unable to make future stock-based awards, other than the 131,556 shares currently available under our existing plan.

Employee Benefits.  We do not provide our executive officers or other employees with defined pension benefits, supplemental retirement benefits, post-retirement payments, or deferred compensation programs. We do provide a 401(k) defined contribution plan that is available to all employees. We match up to 2% of compensation for participating employees subject to limitations under applicable law. Our executives and other employees are immediately vested in Company contributions to this plan. We provide health, life and other insurance benefits to our executive officers on the same basis as our other full-time employees.

Severance and Change-in-Control Benefits.  We currently have employment agreements with Peter J. Burlage, David Taylor, and Sean McMenamin. Among other things, these employment agreements provide these executive officers with severance compensation consisting of base salary for a period of nine months (12 months for our chief executive officer), in the event that an executive’s employment is terminated by us without cause. If, following a change in control, our chief executive officer is terminated other than for cause, death or disability, or he terminates his employment for specified reasons, our chief executive officer is entitled to receive a cash severance payment equal to 150% of his current annualized salary plus any bonus paid in the fiscal year preceding the termination date. These employment agreements also provide that the terminated executive is not to engage in activities that are competitive with our business for 12 months following his termination. For additional information regarding the employment agreements with our executives, see “Executive Compensation — Employment Agreements” on page 29 of this proxy statement.

Under the terms of our equity incentive plans and the related award agreements, unvested stock options and restricted stock awards become fully vested upon a change in control of the Company.

The Compensation Committee believes that these benefits are advisable and appropriate in order to attract and retain qualified executive officers insofar as these benefits are generally made available by other similarly situated companies. In addition, the Compensation Committee recognizes that it may be difficult for our executive officers to find comparable employment in a short period of time and therefore these benefits address a valid concern, making an executive position with our Company more attractive.

Executive Perquisites.  Historically, the Company provided an automobile and pays social club membership dues for our chief executive officer. No other executive officer receives these benefits. Given that perquisites provided to our executive officers do not represent a significant portion of their total compensation, the availability of these items does not materially influence the decisions made by the Compensation Committee with respect to other elements of compensation received by our executive officers.

In fiscal 2007, Jon Segelhorst received a cash payment as an incentive to accept employment with the Company as our Vice President, Pressure Products. Mr. Segelhorst was obligated to reimburse his prior employer for the costs associated with his graduate education if he terminated his then-current employment. The cash payment made by the Company was intended to reimburse Mr. Segelhorst for this obligation (including his tax liability upon receipt of this payment). Mr. Segelhorst will be obligated to reimburse us for a portion of this cash payment in the event that he terminates his employment with our Company within two years of his hire date.

For a description of the perquisites received by our executive officers during fiscal 2007, see “Executive Compensation — All Other Compensation” on page 26 of this proxy statement.

Stock Ownership Guidelines.  The Compensation Committee encourages ownership of our common stock by our executive officers and other key employees. In each of the prior two years the Compensation Committee has paid an annual incentive award to our executive officers in stock options and/or restricted stock grants to increase share ownership by management. However, we do not have a policy that requires our executives to own a specific number of, or dollar value in, shares of our common stock, nor do we require our executives to retain any specific percentage of any restricted stock award upon vesting or shares received upon exercise of options.

Tax “Gross-Up” Payments.  We generally do not provide, and no executive officer is entitled to receive, any tax “gross-up” payments in connection with compensation, severance, perquisites, or other benefits provided by the Company. However, as described above, Jon Segelhorst received a “gross up” payment in fiscal 2007 for taxes incurred in connection with the cash payment made to him upon his acceptance of employment with the Company.

Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated executive officers of a public company is not deductible for federal income tax purposes unless the compensation qualifies as “performance based compensation” under Section 162(m). Option awards granted under our equity incentive plans are intended to qualify as “performance based compensation.” The Compensation Committee reviews on an annual basis the potential impact of this deduction limitation on executive compensation. Based on current compensation levels, the Compensation Committee presently believes that no action is necessary at this time. The Compensation Committee intends to continue to evaluate the Company’s potential exposure to this deduction limitation.

Fiscal 2006 and Fiscal 2007 Compensation

Base Salary.  The Compensation Committee considered adjustments to base salaries for our executive officers for fiscal 2007 at its January 2007 meeting and recommended that the Board of Directors approve those adjustments effective as of January 1, 2007. At its January 2007 meeting, the Board of Directors approved increases to executive officer base salaries as shown in the table below.

	Fiscal 2006	Fiscal 2007		Percentage
Executive and Principal Position	Base Salary(1)	Base Salary(1)	Increase	Increase

Peter J. Burlage President and Chief Executive Officer	$180,000	$275,000	$95,000	22.2%
Henry G. Schopfer Chief Financial Officer	208,000	215,000	7,000	3.4%
David Taylor Vice President, Separation Systems	145,000	150,000	5,000	3.4%
Sean McMenamin Vice President, Environmental Systems	125,000	145,000	20,000	16.0%
Jon Segelhorst Vice President, Pressure Products(2)	—	135,000	—	—
G. Darwyn Cornwell Former Vice President, Operations(3)	145,000	145,000	—	—

(1)	Amounts reflect increase in salaries effective January 1 of the fiscal year.

(2)	Mr. Segelhorst joined the Company in October 2006 and was promoted to Vice President, Pressure Products in January 2007.

(3)	Mr. Cornwell resigned from his position with the Company effective July 31, 2007.

Annual Incentive Awards.  For fiscal 2007, each of the Company’s executive officers participated in our annual incentive plan as described above. In determining the percentage of the bonus pool to be paid to each of the executive officers for fiscal 2007, the Compensation Committee considered the responsibilities of each executive officer and his contribution to the overall success of the Company. In January 2007, the Compensation Committee recommended, and the Board of Directors approved, the allocation of the bonus pool for fiscal 2007. The percentage of the fiscal 2007 bonus pool allocated to each of our named executive officers was: Peter J. Burlage, 18.0%; for Henry G. Schopfer, 14.0%; for David Taylor, 12.0%; for Sean McMenamin, 12.0%; for Jon Segelhorst, 10.0%; and for G. Darwyn Cornwell, 12.0%. The cash amount that each executive officer receives from the bonus pool for fiscal 2007 is set forth in the Summary Compensation Table below under the Non-Equity Incentive Plan Compensation column. As a percentage of each executive officer’s fiscal 2007 base salary, the cash bonuses represent for Mr. Burlage, 23.4%; for Mr. Schopfer, 21.7%; for Mr. Taylor, 26%; for Mr. McMenamin, 28.9%; and for Mr. Segelhorst, 27.1%. Mr. Cornwell, who resigned from his position with the Company effective July 31, 2007, did not receive an annual incentive award for fiscal 2007.

Long-Term Incentive Compensation.  In January 2007, the Compensation Committee recommended, and the Board of Directors approved, restricted stock grants to the executive officers consistent with the Company’s practice of annual long-term incentive compensation awards. The long-term incentive compensation received by the executive officers in fiscal 2007 is set forth in the table under the caption “Executive Compensation — Grants of Plan-Based Awards.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding the compensation of our chief executive officer, our chief financial officer, each of our other executive officers, and one former executive officer for fiscal 2007.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Awards(1)	Awards(1)	Compensation(2)	Compensation(3)	Total

Peter J. Burlage	2007	$252,308	$43,779	$16,639	$78,729	$30,506	$421,961
President and Chief Executive Officer
Henry G. Schopfer	2007	211,500	3,122	7,668	61,234	6,345	289,869
Chief Financial Officer
David Taylor	2007	149,808	2,497	14,722	52,486	3,268	222,781
Vice President, Separation Systems
Sean McMenamin	2007	135,000	3,747	5,502	52,486	2,881	199,616
Vice President, Environmental Systems
Jon Segelhorst	2007	117,981	2,497	0	43,738	71,070	235,286
Vice President, Pressure Products
G. Darwyn Cornwell	2007	147,308	1,249	14,722	0	40,525	203,804
Former Vice President, Operations(4)

(1)	Represents the expense recognized for financial statement reporting purposes for fiscal 2007, in accordance with Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) (“FAS 123R”), with respect to (a) shares of restricted stock (under the Stock Awards column), and (b) stock options (under the Option Awards column). Pursuant to SEC rules, the amounts shown in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note L to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2007 for information regarding the assumptions made in determining these values.

(2)	Represents the cash amount paid to our executive officers under our annual incentive plan for fiscal 2007.

(3)	Includes compensation as described under “All Other Compensation” below.

(4)	Mr. Cornwell resigned from his position with the Company effective July 31, 2007. Upon his retirement, Mr. Cornwell held (a) 800 shares of restricted stock that were forfeited and (b) 8,000 unexercisable options that expired.

All Other Compensation

The following table provides information regarding each component of compensation included in the All Other Compensation column in the Summary Compensation Table above.

	Company
	401(k)	Car
Name	Contributions	Allowance(1)	Insurance(2)	Other		Total

Peter J. Burlage	$5,092	$6,645	$300	$18,469	(3)	$30,506
Henry G. Schopfer	4,230	—	2,115	—		6,345
David Taylor	3,065	—	203	—		3,268
Sean McMenamin	2,700	—	181	—		2,881
Jon Segelhorst	1,734	—	145	69,191	(4)	71,070
G. Darwyn Cornwell	2,959	—	1,316	36,250	(5)	40,525

(1)	Represents use by Mr. Burlage of company owned vehicle during fiscal 2007.

(2)	Includes premiums paid by the Company for life insurance and long-term disability insurance.

(3)	Represents club membership fees paid by the Company on behalf of Mr. Burlage.

(4)	Represents a cash payment (including an amount for taxes) to reimburse Mr. Segelhorst for his obligation to his former employer for costs associated with his graduate education. If Mr. Segelhorst leaves the Company within two years of the date he was hired, he will be required to reimburse us for a portion of this cash amount.

(5)	Represents a lump sum cash severance payment made to Mr. Cornwell upon his resignation from the Company in July 2007.

Equity Incentive Plans

Our existing equity incentive plans, which includes our 1995 Incentive Plan and our 2001 Incentive Plan, were approved by our Board of Directors and shareholders and are administered by our Compensation Committee. These plans permit awards in the form of stock options and restricted stock. The maximum remaining number of shares of our common stock that may be issued pursuant to equity awards under these plans is 132,946 shares. Options granted under these plans are required to have an exercise price of not less than the fair market value of our common stock on the grant date.

Agreements evidencing awards provide for accelerated vesting upon a change in control of our Company. Under the award agreements, a change in control is defined as (a) the acquisition by any person, entity or group of 51% or more of our voting stock, or (b) a reorganization, merger, consolidation, sale, or other disposition of all or substantially all of our assets, unless the holders of our voting stock immediately prior to the transaction beneficially own more than 50% of the combined voting power of the surviving entity.

If the shareholders of the Company approve the 2007 Incentive Plan (as described under the heading “Proposal No. 2. Approval of the Peerless Mfg. Co. 2007 Stock Incentive Plan”), it will become effective on the day following the Annual Meeting, and no further awards will be made under the 1995 Incentive Plan or 2001 Incentive Plan. Outstanding awards under the 1995 Incentive Plan and the 2001 Incentive Plan will continue in effect in accordance with their terms.

Grants of Plan-Based Awards

The following table contains information regarding restricted stock grants awarded to, and the potential non-equity incentive plan awards for, our executive officers in fiscal 2007. None of our executive officers received grants of stock options during fiscal 2007.

					All Other
					Stock	Grant
					Awards:	Date Fair
		Estimated Future Payouts Under Non-Equity			Number of	Value of Stock
		Incentive Plan-Awards(1)			Shares of	and Option
Name	Grant Date	Threshold	Target	Maximum	Stock(2)	Awards(3)

Peter J. Burlage	01/11/2007				3,000	$37,470
	01/11/2007	$0	$0	$247,500
Henry G. Schopfer	01/11/2007				2,000	24,980
	01/11/2007	0	0	193,500
David Taylor	01/11/2007				1,600	19,984
	01/11/2007	0	0	135,000
Sean McMenamin	01/11/2007				2,400	29,976
	01/11/2007	0	0	130,500
Jon Segelhorst	01/11/2007				1,600	19,984
	01/11/2007	0	0	121,500
G. Darwyn Cornwell	01/11/2007				800	9,992
	01/11/2007	0	0	130,500

(1)	The amounts set forth in these columns reflect the annual cash incentive compensation that potentially could have been earned during fiscal 2007 by our executive officers under our annual incentive plan. These amounts range from $0 to a maximum amount equal to 90% of the executive officer’s fiscal 2007 base salary. See “Compensation Discussion and Analysis — Executive Compensation Programs and Policies — Annual Incentive Compensation” beginning on page 21 of this proxy statement. The amounts of annual cash incentive compensation earned in fiscal 2007 by our executive officers under our annual incentive plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	The shares of restricted stock held by these executive officers were awarded as annual long-term incentive compensation. These restricted stock awards vest ratably over four years beginning on the first anniversary of the grant date. The shares of restricted stock awarded to Mr. Cornwell were forfeited upon his resignation in July 2007. Adjusted for two-for-one stock split in June 2007.

(3)	Represents the grant date value in accordance with FAS 123R of the shares of restricted stock granted to our executive officers in fiscal 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding stock options and restricted stock awarded to our executive officers that were outstanding as of June 30, 2007.

	Option Awards(1)				Stock Awards(1)
	Number of	Number of			Number of
	Securities	Securities			Shares	Market Value
	Underlying	Underlying			of Stock	of Shares
	Unexercised	Unexercised	Option	Option	That Have	of Stock
	Options	Options	Exercise	Expiration	Not	That Have Not
Name	Exercisable	Unexercisable(2)	Price	Date	Vested(3)	Vested(4)

Peter J. Burlage	8,000	0	$3.16	01/17/11
	8,000	0	9.75	11/20/11
	6,000	2,000	6.32	11/19/13
	3,000	3,000	7.26	02/03/15
	1,500	4,500	9.20	01/11/16
					18,000	$372,240
Henry G. Schopfer	2,000	6,000	9.20	01/11/16
					2,000	41,360
David Taylor	3,000	0	3.16	01/17/11
	8,000	0	9.75	11/20/11
	6,000	2,000	6.32	11/19/13
	3,000	3,000	7.26	02/03/15
	1,000	3,000	9.20	01/11/16
					1,600	33,088
Sean McMenamin	1,000	3,000	9.20	01/11/16
					2,400	49,632
Jon Segelhorst	0	0	—	—
					1,600	33,088
G. Darwyn Cornwell(5)	0	2,000	6.32	11/19/13
	0	3,000	7.26	02/03/15
	0	3,000	9.20	01/11/16
					800	16,544

(1)	Adjusted for two-for-one stock split in June 2007.

(2)	All outstanding options vest 25% each year commencing on the first anniversary of the grant date.

(3)	Mr. Burlage was granted 20,000 shares of restricted stock on November 7, 2005. These shares vest ratably over a four-year period, which began on the first anniversary of the grant date. Of these shares, 15,000 remain unvested. The additional 3,000 shares of restricted stock held by Mr. Burlage, and all shares of restricted stock held by the other executive officers, were granted on January 11, 2007 and vest ratably over a four-year period beginning on the first anniversary of the grant date.

(4)	Represents the value of the shares of restricted stock at June 30, 2007 based upon the closing price of our common stock on June 29, 2007, or $20.68.

(5)	Upon his resignation, effective July 31, 2007, Mr. Cornwell held (a) 800 shares of restricted stock that were forfeited and (b) 8,000 unexercisable options that expired.

Option Exercises and Stock Vested

The following table contains information regarding the acquisition of our common stock by our executive officers upon the exercise of stock options and vesting of restricted stock during fiscal 2007.

	Option Awards(1)		Stock Awards(1)
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise(2)	on Vesting	on Vesting(3)

Peter J. Burlage	0	$0	5,000	$67,000
Henry G. Schopfer	0	0	0	0
David Taylor	0	0	0	0
Sean McMenamin	0	0	0	0
Jon Segelhorst	0	0	0	0
G. Darwyn Cornwell	10,000	77,858	0	0

(1)	Adjusted for two-for-one stock split in June 2007.

(2)	Represents the difference between the market price of our common stock at the time of exercise and the exercise price of the stock options.

(3)	Based on the closing price of our common stock on the applicable vesting date.

Employment Agreements

We have an employment agreement with each of Mr. Burlage, Mr. Taylor, and Mr. McMenamin. These agreements expire in February 2009, October 2009 and January 2009, respectively, unless extended. The term of Mr. Burlage’s employment agreement is automatically extended for an additional one-year term unless he or the Company provides notice not to extend the term at least 150 days prior to the expiration date. Mr. Burlage’s employment agreement provides for an annual base salary of not less than $275,000.

If we terminate the employment of one of Mr. Burlage, Mr. Taylor, or Mr. McMenamin without cause, the terminated executive officer will be entitled to receive a lump sum payment equal to 75% (100% for Mr. Burlage) of his then-current base salary less the amount of salary paid from the date of notice of his termination to the effective date of his termination. An executive officer is deemed to have been terminated without cause if terminated by us for any reason other than:

•	death or disability;

•	conviction of a felony;

•	actions that reflect unfavorably upon the Company’s public image;

•	failure to substantially perform his duties;

•	misconduct that harms the Company;

•	failure to comply with instructions of our Board of Directors; or

•	violation of the Company’s policies or procedures.

In addition, each of Mr. Burlage, Mr. Taylor, and Mr. McMenamin is entitled to his then-current monthly salary for a period of six months in the event we terminate his employment due to a disability.

Each of Mr. McMenamin and Mr. Taylor are entitled to severance compensation if he terminates his employment upon 30 days notice for any of the reasons set forth below; provided that, as of the date of termination, the reason for termination has continued to occur for 30 days.

•	a material adverse change in the nature or scope of duties;

•	a material adverse change in the method of calculating bonus or a significant reduction in other benefits;

•	the executive officer is unable to carry out or is substantially hindered from carrying out his duties as a result of a change in circumstances or Company policies; or

•	relocation outside the Dallas-Fort Worth metropolitan area.

Under these circumstances, each of Mr. McMenamin and Mr. Taylor would be entitled to a lump sum payment equal to 25% of his then-current base salary (less the amount of salary he received from the date of notice of his termination to the effective date of his termination) and a prorated portion of his annual incentive bonus.

Mr. Burlage’s employment agreement provides for a (a) cash severance payment equal to 150% of the sum of his then-current annualized salary and any bonus paid in the preceding fiscal year and (b) continuation of benefits for one year in the event that (x) the Company terminates his employment other than for cause, death or disability within one year following a change in control of the Company or (y) he terminates his employment with us following a change in control and one of the following events:

•	an adverse change in position or duties;

•	a reduction in base salary;

•	an adverse change in the method of calculating bonus or incentive compensation or a significant reduction in other benefits;

•	a breach of the employment agreement;

•	the executive officer is unable to carry out or is substantially hindered from carrying out his duties as a result of a change in circumstances or Company policies; or

•	relocation outside the Dallas-Fort Worth metropolitan area.

A change in control is defined as:

•	a sale of all or substantially all of the Company’s assets;

•	a merger or consolidation of the Company with or into another company; or

•	a sale, transfer and/or acquisition of a majority of shares of our common stock to any person or entity.

Each of Mr. Burlage, Mr. Taylor, and Mr. McMenamin has agreed during the term of his employment and for one year following termination of his employment by us for any reason not to engage in any business competitive with us or solicit our employees, customers, or suppliers without our prior written consent.

Employment Termination and Change-in-Control Benefits

The table below quantifies potential compensation that would become payable to each of our executive officers under existing employment and equity award agreements and Company plans and policies if their employment had terminated on June 30, 2007, given the executive officer’s base salary as of that date and the closing price of our common stock on June 30, 2007. No executive officer is entitled to receive any tax “gross-up” payment under any existing employment agreement or equity award. For additional information regarding the definitions of “cause” and “change in control,” see “— Employment Agreements” and “— Equity Incentive Plans” on pages 29 and 26 of this proxy statement.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our common stock when the termination event occurs.

	Cash Severance	Acceleration of
	Payments	Equity Awards(1)	Total

Peter J. Burlage
Voluntary Termination	$0	$0	$0
Voluntary Termination for Good Reason	0	0	0
Termination With Cause	0	0	0
Termination Without Cause	275,000	0	275,000
Death	0	0	0
Disability	137,500	0	137,500
Retirement	0	0	0
Change in Control(2)	471,500	492,902	964,402

Henry G. Schopfer
Voluntary Termination	$0	$0	$0
Voluntary Termination for Good Reason	0	0	0
Termination With Cause	0	0	0
Termination Without Cause	0	0	0
Death	0	0	0
Disability	0	0	0
Retirement	0	0	0
Change in Control	0	110,270	110,270

David Taylor
Voluntary Termination	$0	$0	$0
Voluntary Termination for Good Reason	76,500	0	76,500
Termination With Cause	0	0	0
Termination Without Cause	112,500	0	112,500
Death	0	0	0
Disability	75,000	0	75,000
Retirement	0	0	0
Change in Control	0	136,508	136,508

Sean McMenamin
Voluntary Termination	$0	$0	$0
Voluntary Termination for Good Reason	75,250	0	75,250
Termination With Cause	0	0	0
Termination Without Cause	108,750	0	108,750
Death	0	0	0
Disability	72,500	0	72,500
Retirement	0	0	0
Change in Control	0	117,160	117,160

Jon Segelhorst
Voluntary Termination	$0	$0	$0
Voluntary Termination for Good Reason	0	0	0
Termination With Cause	0	0	0
Termination Without Cause	0	0	0
Death	0	0	0
Disability	0	0	0
Retirement	0	0	0
Change in Control	0	33,088	33,088

G. Darwyn Cornwell(3)
Voluntary Termination for Good Reason	$36,250	$0	$36,250

(1)	Under the terms of the agreements representing awards of stock options and restricted stock, any unvested awards become vested upon a change in control, as defined in the award agreements. The dollar amounts in this column represent the value of unvested stock options and restricted stock on June 29, 2007, at $20.68 per share, the closing price of our common stock on that date.

(2)	Cash severance compensation is payable in a lump sum equal to 150% of the current annualized salary plus any bonus paid in the fiscal year preceding the termination date.

(3)	Mr. Cornwell resigned from the Company effective July 31, 2007. This amount represents a lump sum cash severance payment made to Mr. Cornwell upon his resignation.

Compensation for Fiscal 2008

Base Salary.  In fiscal 2007, the Compensation Committee undertook a comprehensive review of the Company’s compensation program for its executive officers. The Company retained Strategic Apex Group, which prepared a study of the Company’s total executive compensation program, including base salary, annual and long-term incentive compensation, in comparison to the compensation offered by similarly situated public companies to their executive officers. The comparable public companies included other public industrial equipment companies, with a special emphasis on pollution control, with median revenues of $85 million, median net income of $6.3 million, and median market capitalization of $154 million. The 14 companies in the survey group were:

• American Ecology	• CECO Environmental
• Dynamic Materials	• Eastern Co.
• Ecology and Environment	• Fuel Tech Inc.
• Gencor Industries	• Hirsch International
• Key Technology	• Met-Pro Corp
• Omega Flex Inc.	• Perma Fix Environmental
• Portec Rail Products	• Sun Hydraulics

In July 2007, the Compensation Committee completed its evaluation of the Company’s total compensation program for its executive officers. The results of that review indicated that our compensation arrangements with respect to our senior executives were not competitive in several respects with those offered by similarly situated public companies in our industry. In particular, the base salary of our chief executive officer was significantly below the 50th percentile of chief executive officer base salary at similarly situated public companies. The base salary of our chief financial officer was slightly above the 50th percentile of chief financial officer compensation at similarly situated public companies. The base salaries of our other executive officers were below the 50th percentile of their respective position at similarly situated public companies.

In an effort to improve our ability to attract and retain executive talent and to more closely align the interests of our executive officers with our shareholders, Strategic Apex Group made recommendations to the Compensation Committee. Based on these recommendations, the Compensation Committee determined that additional increases to executive officer base salaries were appropriate. In July 2007, the Compensation Committee recommended and the Board of Directors approved increases to executive officer base salaries as follows: Mr. Burlage ($[ • ]), Mr. Schopfer ($[ • ]), Mr. Taylor ($[ • ]), Mr. McMenamin ($[ • ]) and Mr. Segelhorst ($[ • ]). These increases will be effective on January 1, 2008.

Annual Incentive Compensation.  In July 2007, based on the recommendation of Strategic Apex Group, the Compensation Committee made recommendations regarding, and the Board approved, a new cash bonus plan for fiscal 2008, which will replace our existing annual incentive plan. Under the fiscal 2008 plan, the Company’s executive officers will be eligible for cash bonuses upon the Company achieving total net earnings performance targets, or a particular business unit of the Company achieving operating income performance targets. Under the new plan, each of Mr. Burlage and Mr. Schopfer are eligible to receive cash bonuses of up to 114% and 70%, respectively, of their respective base salaries if the Company achieves total net earnings in excess of a threshold to be determined. Other executive officers will generally be eligible to receive cash bonuses of up to 70% of their respective base salaries if (a) the Company achieves total net earnings in excess of a certain threshold for fiscal 2008 and (b) the business unit of which such person is a vice president achieves certain operating income targets for fiscal 2008.

The Company has not yet determined what items will be included or excluded from the total net earnings or operating income targets for fiscal 2008. In addition, the Company anticipates that a portion of the cash bonus will be contingent upon the achievement by the executive officer of certain individual goals and objectives, which have yet to be established.

The Compensation Committee will continue to review the elements of our executive compensation program with respect to our executive officers, the objectives of our executive compensation program, as well as the methods which the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our executive officers.

Certain Relationships and Related Transactions

Although the Company does not have a written policy with regard to the approval of transactions between the Company and its executive officers and directors, these transactions are subject to the limitations on conflicts of interest and related party transactions contained in the Company’s Corporate Code of Conduct for Directors and Employees. To the extent any such transactions are proposed, they are subject to approval in accordance with applicable law and applicable Nasdaq rules, which require that any such transactions required to be disclosed in the Company’s proxy statement be approved by a committee of independent directors of the Board of Directors.

In connection with Mr. Stone’s retirement as President and Chief Executive Officer, the Company entered into a consulting agreement with Mr. Stone on July 29, 2006. Pursuant to the consulting agreement, Mr. Stone provided consulting services to the Company for a one-year period. Mr. Stone received a fee of $150,000 for his services, payable in bi-weekly installments over the term of the consulting agreement. Mr. Stone did not receive any other compensation for his service as a director during fiscal 2007.

R. Clayton Mulford, one of our directors, is a former partner of the law firm of Jones Day. Jones Day provides legal services to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Lee, Mariner, Hanks, McCashin, Mulford and Westerman served on the Compensation Committee for all or some part of fiscal 2007. None of these directors is or ever has been an officer or employee of the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s 2007 Annual Report on Form 10-K and this proxy statement.

Members of the Compensation Committee

R. Clayton Mulford (Chair)
Kenneth R. Hanks
Robert McCashin
Howard G. Westerman, Jr.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth aggregate information regarding our equity compensation plans in effect as of June 30, 2007.

Number of Shares
	Number		of Common Stock
	of Securities		Available for
	to be Issued		Future Issuances
	Upon Exercise of	Weighted-Average	Under Equity
	Outstanding	Exercise Price of	Compensation
Plan Category	Options(1)	Outstanding Options	Plans(1)

Equity compensation plans approved by security holders(2)	185,474	$7.68	159,650
Equity compensation plans not approved by security holders	—	—	—
Total	185,474	$7.68	159,650

(1)	Adjusted for two-for-one stock split in June 2007.

(2)	Includes the Company’s 1995 Stock Option and Restricted Stock Plan and 2001 Stock Option and Restricted Stock Plan.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The tables below set forth information regarding the beneficial ownership of our common stock as of October [ • ], 2007 for:

•	each of our directors;

•	each of our chief executive officer, chief financial officer, and the next four most highly compensated executive officers as of June 30, 2007 (collectively, the “named executive officers”);

•	all of our directors and executive officers as a group; and

•	each beneficial owner of more than 5% of our outstanding common stock.

The tables below list the number of shares and percentage of shares beneficially owned based on [ • ] shares of common stock outstanding as of October [ • ], 2007. Each share of common stock is entitled to one vote. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities held. Except as indicated and subject to applicable community property laws, to our knowledge the persons named in the tables below have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them.

Directors and Named Executive Officers

	Number	Percentage of
Name of Beneficial Owner	of Shares(1)	Outstanding Shares

Sherrill Stone	32,000		*
Peter J. Burlage(2)	56,986		*
Kenneth R. Hanks	2,000		*
Robert McCashin	0		*
R. Clayton Mulford	2,000		*
Howard G. Westerman, Jr.	2,000		*
Henry G. Schopfer(2)	12,345		*
David Taylor(2)	27,474		*
Sean McMenamin(2)	8,274		*
Jon Segelhorst(2)	4,474		*
G. Darwyn Cornwell(3)	0		*
All directors and executive officers as a group (11 persons)	147,553	2.3%

*	Less than 1%.

(1)	Includes shares of Company common stock issuable upon the exercise of options that are presently exercisable or exercisable within 60 days after October [ • ], 2007 as follows: Mr. Burlage (28,500 shares), Mr. Hanks (2,000 shares), Mr. Mulford (2,000 shares), Mr. Westerman (2,000 shares), Mr. Schopfer (2,000 shares), Mr. Taylor (23,000 shares) and Mr. McMenamin (3,000 shares).

(2)	Includes shares of restricted stock for which the named executive officer has sole voting power, but no dispositive power, as follows: Mr. Burlage (28,486 shares), Mr. Schopfer (10,345 shares), Mr. Taylor (4,474 shares), Mr. McMenamin (5,274 shares) and Mr. Segelhorst (4,474 shares).

(3)	Mr. Cornwell resigned from the Company effective July 31, 2007. Shareholding information is based upon Mr. Cornwell’s most recently filed Form 4, filed with the SEC on June 15, 2007.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities who are known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on a report filed with the Securities and Exchange Commission by such person or entity, except that percentages are based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by such person or entity in such report and the number of shares of common stock outstanding on October [ • ], 2007.

		Percentage of
	Number	Outstanding
Name of Beneficial Owner	of Shares(1)	Shares

Brown Advisory Holdings Incorporated(2)	1,783,952	27.8%
Royce & Associates(3)	790,000	12.3%
Dana P. Cohen(4)	321,406	5.0%

(1)	Adjusted for the Company’s two-for-one stock split in June 2007.

(2)	According to a Schedule 13G/A filed with the SEC by Brown Advisory Holdings Incorporated on April 10, 2007, (“BAHI”), BAHI, in its capacity as a parent holding company, has shared dispositive power, but no voting power over 1,783,952 shares of common stock owned by clients of Brown Advisory Securities, LLC. The address for BAHI is 901 South Bond Street, Baltimore, Maryland 21231.

(3)	According to a Schedule 13G/A filed with the SEC by Royce & Associates, LLC (“R&A”) on January 24, 2007, R&A has sole dispositive and voting power over 790,000 shares of common stock. The address for R&A is 1414 Avenue of the Americas, New York, New York 10019.

(4)	According to a Schedule 13G/A filed jointly with the SEC by David R. Cohen, Athena Capital Management, Inc. (“ACM”) and Minerva Group, LP (“MG”), Mr. Cohen and ACM have sole voting and sole dispositive power over 149,006 shares of common stock and Mr. Cohen and MG have shared voting and shared dispositive power over 172,400 shares of common stock. The address for Mr. Cohen is 50 Monument Road, Suite 201, Baja Cynwyd, Pennsylvania 19004.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. In carrying out its responsibilities, the Audit Committee, among other things:

•	monitors the integrity of the financial reporting process, systems of internal controls, and financial statements and reports of the Company;

•	appoints, compensates and oversees the Company’s independent registered public accounting firm, including reviewing the independence of the independent registered public accounting firm;

•	reviews and approves all audit and non-audit services; and

•	oversees the Company’s compliance with legal and regulatory requirements.

The Audit Committee held seven meetings during fiscal 2007, with all members in attendance at all meetings. Robert McCashin joined the Audit Committee in November 2006 and as a result did not attend any Audit Committee meetings held prior to that date. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all its responsibilities and duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm, which are held outside the presence of the Company’s management.

In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements of the Company for the 2007 fiscal year and met and held discussions with management, Grant Thornton LLP, the Company’s independent registered public accounting firm, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm has represented to the Audit Committee that the audit of the Company’s consolidated financial statements has been performed in accordance with generally accepted auditing standards.

The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communication), which includes among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The independent registered public accounting firm also provided the Audit Committee with written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified, supplemented or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent registered public accounting firm its independence.

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm as described above, and upon its review of the representations of management and the independent registered public accounting firm and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as filed with the Securities and Exchange Commission.

Members of the Audit Committee

Kenneth R. Hanks
Robert McCashin
Howard G. Westerman, Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection

Grant Thornton LLP has served as the Company’s independent registered public accounting firm since its initial appointment in 1967. The Board of Directors has ratified the selection by the Audit Committee of Grant Thornton as the Company’s independent registered public accounting firm for fiscal 2008. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for audit services rendered by Grant Thornton for the audit of the Company’s annual financial statements for fiscal years 2007 and 2006, and fees billed for other services rendered by Grant Thornton.

	Fiscal Year	Fiscal Year
	2007	2006

Audit Fees(1)	$339,399	$172,372
Audit-Related Fees	—	—
Tax Fees(2)	—	33,753
All Other Fees(3)	—	200,757

(1)	“Audit Fees” consist principally of fees for the audit of our consolidated annual financial statements, assessment of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, a statutory audit of our U.K. subsidiary and review of our consolidated interim financial statements and related filings.

(2)	“Tax Fees” consist primarily of preparation and review of corporate tax returns and other general tax consultation.

(3)	“All Other Fees” consist principally of fees as they relate to a one-time charge for a special project in fiscal year 2006.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules).

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our common stock, to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of the reports furnished to us, we believe our directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements during the year ended June 30, 2007.

SHAREHOLDER PROPOSALS FOR
2008 ANNUAL MEETING OF SHAREHOLDERS

If you would like to include a proposal in the Company’s proxy materials for the 2008 Annual Meeting of Shareholders, the proposal must be in writing and received by the Company’s Secretary at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254 no later than [ • ] 2007, and otherwise comply with all requirements of the Securities and Exchange Commission for shareholder proposals.

In addition, the Company’s Bylaws provide that any shareholder who desires to bring any business (including a nomination for the election to the board of directors) before an annual meeting must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be received by the Company at the above address not less than 120 nor more than 150 calendar days before the first anniversary of the date of the Company’s proxy statement for the prior year’s annual meeting. To be timely, a notice to bring a proposal before the 2008 Annual Meeting of Shareholders must be received by the Company no earlier than [ • ] 2007 and no later than [ • ] 2007. The notice must describe the shareholder proposal and provide certain other information required by the Company’s Bylaws.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors,

/s/ Henry G. Schopfer

Henry G. Schopfer
Secretary

Dallas, Texas
October [ • ], 2007

APPENDIX A

PEERLESS MFG. CO.

2007 STOCK INCENTIVE PLAN

A-i

PEERLESS MFG. CO.

2007 Stock Incentive Plan

1. Purpose.  The purpose of this 2007 Stock Incentive Plan is to attract and retain directors, officers and other key employees of Peerless Mfg. Co. and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2. Definitions.  As used in this Plan,

(a) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 8 of this Plan, such committee (or subcommittee).

(b) “Change of Control” has the meaning provided in Section 10 of this Plan.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Common Stock” means Common Stock, par value $1.00 per share, of the Company or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 9 of this Plan.

(e) “Company” means Peerless Mfg. Co., a Texas corporation, and its successors.

(f) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(g) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Performance Shares, Performance Units, or a grant or sale of Restricted Stock or Restricted Stock Units, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(h) “Director” means a member of the Board.

(i) “Effective Date” means the date immediately following the date that this Plan is approved by the shareholders of the Company.

(j) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence that sets forth the terms and conditions of Option Rights, Performance Shares or Performance Units granted, or a grant or sale of Restricted Stock or Restricted Stock Units. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(l) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(m) “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the date thereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(n) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Restricted Stock, Restricted Stock Units or dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

(i) Appreciation in value of shares;

(ii) Total shareholder return;

(iii) Earnings per share;

(iv) Operating income;

(v) Net income;

(vi) Pretax earnings;

(vii) Earnings before interest, taxes, depreciation and amortization;

(viii) Pro forma net income;

(ix) Return on equity;

(x) Return on designated assets;

(xi) Return on capital;

(xii) Economic value added;

(xiii) Revenues;

(xiv) Expenses;

(xv) Operating profit margin;

(xvi) Operating cash flow;

(xvii) Free cash flow;

(xviii) Cash flow return on investment;

(xix) Operating margin or net profit margin; or

(xx) Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board, including, but not limited to, the Standard & Poor’s 500 Stock Index.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

(o) “Market Value Per Share” means, as of any particular date, the average of the highest and lowest reported sales prices of the Common Stock during normal trading hours on the Nasdaq Global Market System or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If there is no regular public trading market for such Common Stock, the Market Value Per Share of the Common Stock shall be determined by the Board.

(p) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(q) “Option Price” means the purchase price payable on exercise of an Option Right.

(r) “Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

(s) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time a Director, officer or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant.

(t) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 7 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(u) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 7 of this Plan.

(v) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 7 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(w) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(x) “Plan” means The Peerless Mfg. Co. 2007 Stock Incentive Plan, as may be amended from time to time.

(y) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.

(z) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 6 of this Plan.

(aa) “Restricted Stock Unit” means an award made pursuant to Section 6 of this Plan of the right to receive shares of Common Stock or cash at the end of a specified period.

(bb) “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that (A) for purposes of determining whether a Participant may receive a grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation, and (B) for purposes of determining whether a Participant may receive a grant of any other Option Rights, “Subsidiary” means any member of the Company’s controlled group described in Section 14(b).

(cc) “Voting Securities” means, at any time, (i) the securities entitled to vote generally in the election of Directors in the case of the Company, or (ii) the securities entitled to vote generally in the election of members of the board of directors or similar body in the case of another legal entity.

3. Shares Subject to this Plan.

(a) Maximum Shares Available Under Plan.

(i) Subject to adjustment as provided in Section 9 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights; (B) as Restricted Stock and released from substantial risks of forfeiture thereof; (C) in payment of Restricted Stock Units; (D) in payment of Performance Shares or Performance Units that have been earned; or (E) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 900,000 shares of Common Stock, plus any shares of Common Stock relating to awards that expire or are forfeited or are cancelled under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Shares of Common Stock covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under this Plan, any shares of Common Stock that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) shares of Common Stock tendered in payment of the Option Price of a Option Right shall not be added to the aggregate plan limit described above; (B) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; and (C) shares of Common Stock that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above.

(b) Life-of-Plan Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 9 of this Plan:

(i) The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 900,000.

(ii) The aggregate number of shares of Common Stock issued as Restricted Stock (and released from substantial risks of forfeiture), Restricted Stock Units, Performance Shares or Performance Units shall not exceed 900,000.

(c) Individual Participant Limits.  Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 9 of this Plan:

(i) No Participant shall be granted Option Rights, in the aggregate, for more than 100,000 shares of Common Stock during any calendar year.

(ii) No Participant will be granted Restricted Stock or Restricted Stock Units that specify Management Objectives or Performance Shares, in the aggregate, for more than 100,000 shares of Common Stock during any calendar year.

(iii) Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $2,000,000.

4. Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of retirement, death or disability of the Participant or a Change of Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights. The grant of such Option Rights will specify that, before the exercise of such rights, the Board must determine that the Management Objectives have been satisfied.

(h) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

(i) No Option Right will be exercisable more than 10 years from the Date of Grant.

(j) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

5. Restricted Stock.  The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Section 5(e) below or (i) with respect to shares of Restricted Stock granted to non-employee Directors, (ii) in the event of retirement, death or disability of the Participant or (iii) in the event of a Change of Control.

(d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock and in addition, may provide for the earlier termination of these restrictions in the event of (i) the retirement, death or disability of the Participant or (ii) a Change of Control; provided, however, that restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Restricted Stock will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock, the Board must determine that the Management Objectives have been satisfied.

(f) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

6. Restricted Stock Units.  The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate upon the achievement of Management Objectives, such Restriction Period may not terminate sooner than one year from the Date of Grant; provided, however the Board may provide for the earlier termination of these restrictions in the event of (i) the retirement, death or disability of the Participant or (ii) a Change of Control. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of such Restricted Stock Units will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock Units, the Board must determine that the Management Objectives have been satisfied.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c) If the Restriction Period lapses only by the passage of time, each such grant or sale will be subject to a Restriction Period of not less than one year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of retirement, death or disability of the Participant or a Change of Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(e) Each grant or sale will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

7. Performance Shares and Performance Units.  The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant will be subject to all of the requirements contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of retirement, death or disability of the Participant or a Change of Control.

(c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the level(s), but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied; provided, however the Board may provide for the earlier termination of these restrictions in the event of (i) the retirement, death or disability of the Participant or (ii) a Change of Control.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f) The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

8. Administration of this Plan.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.

(c) To the extent permitted by Texas law, the Board may, from time to time, delegate to one or more officers of the Company the authority of the Board to grant and determine the terms and conditions of awards granted under this Plan. In no event shall any such delegation of authority be permitted with respect to awards to any executive officer or any other person subject to Section 162(m) of the Code.

9. Adjustments.  The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion may determine is appropriate to reflect any transaction or event described in this Section 9; provided, however, that any such adjustment to the number specified in Section 3(b)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

10. Change of Control.  For purposes of this Plan, except as may be otherwise defined in an individual Participant’s Evidence of Award, a “Change of Control” shall mean the occurrence of any of the following events:

(a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding Voting Securities of the Company; provided, however, that for purposes of this Section 10(a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or a Subsidiary of Voting Securities, (B) any acquisition of Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (C) any acquisition of Voting Securities by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 10(c) below;

(b) a majority of the Board ceases to be comprised of Incumbent Directors;

(c) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company or other transaction (each, a “Business Combination”), unless, in each case, immediately following the Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from the Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from the Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding Voting Securities of the entity resulting from the Business Combination; provided, however, that no Person will be treated for purposes of this Section 10(c) as beneficially owning 50% or more of the Voting Securities of the entity resulting from the Business Combination solely as a result of the Voting Securities held in the Company prior to consummation of the Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from the Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for the Business Combination; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of Section 10(c) hereof.

11. Non U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

12. Transferability.

(a) No Option Right granted under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b) The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan, will be subject to further restrictions on transfer.

13. Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, unless otherwise provided by the Board, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value Per Share of such Common Stock on the date the benefit is to be included in Participant’s income. In no event shall the Market Value Per Share of the shares of Common Stock to be withheld and/or delivered pursuant to this Section 13 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

14. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any regulations or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i) In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3); and

(ii) In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least

50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(c) Notwithstanding any provision of this Plan to the contrary, to the extent an award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

15. Effective Date.  This Plan will be effective as of the Effective Date. No grants will be made under the Peerless Mfg. Co. 1995 Stock Option and Restricted Stock Plan, as amended, and the 2001 Stock Option and Restricted Stock Plan, on or after the Effective Date.

16. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the shares of Common Stock are not traded on the Nasdaq Global Market System, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 16(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 9 of this Plan.

(c) If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 12 of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 16(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 9 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

17. Termination.  No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

18. Governing Law.  This Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Texas.

19. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(f) No Participant shall have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Participants shall provide the Company with a written election form setting forth the name and contact information of the person who will have beneficial ownership rights upon the death of the Participant.

(i) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

PEERLESS MFG. CO. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 15, 2007 The undersigned shareholder of Peerless Mfg. Co. (the “Company”) does hereby constitute and appoint Sherrill Stone, Chairman of the Board, and Henry G. Schopfer, Chief Financial Officer and Secretary, as his, her or its proxy, with full power of substitution and re-substitution, to attend the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., Dallas, Texas time, on Thursday, November 15, 2007, at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254, and any adjournment or postponement thereof, with full power to vote and act for the undersigned, in his, her or its name, and to vote all common stock of the Company held by him, her or it, to the same extent and with the same effect as the undersigned, in the manner specified below and in the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated October [· ], 2007, and in their discretion, on any other matters that may properly come before the Annual Meeting. The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting, the Proxy Statement and the Annual Report, each of which has been furnished herewith. The undersigned hereby revokes any other proxy previously given by him, her or it. IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES. PLEASE MARK YOUR VOTE LIKE THIS. ☑ THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1. 1. ELECTION OF DIRECTORS WITH TERMS ENDING IN 2010: KENNETH R. HANKS
R. CLAYTON MULFORD ☐ FOR ☐ WITHHOLD ☐ WITHHOLD Authority To Vote For Individual Nominee Listed Below. To withhold authority to vote for any individual nominee, write the nominee’s name below: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2. 2. APPROVAL OF THE PEERLESS MFG. CO. 2007 STOCK INCENTIVE PLAN ☐ FOR ☐ AGAINST ☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3. 3. APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 25,000,000 ☐ FOR ☐ AGAINST ☐ ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 4. 4. RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM FOR FISCAL YEAR 2008 ☐ FOR ☐ AGAINST ☐ ABSTAIN THIS PROXY IS SOLICITED ON BEHALF ON THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL. Signature: ___Dated: ___, 2007 Signature: ___Dated: ___, 2007 This proxy should be signed EXACTLY as your name(s) appear on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.